                                State of Delaware

                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ROYAL ACCEPTANCE CORPORATION", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 1996, AT 9 O'CLOCK A.M.



                                   /s/ Edward J. Freel
                                   ----------------------------------
                                   Edward J. Freel, Secretary of State
                  [Seal]
                                   AUTHENTICATION:             0286214
2683944 8100
001100606                                    DATE:            02-29-00

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/15/1996
                                                             960335271 - 2683944

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ROYAL ACCEPTANCE CORPORATION

                                   ---------

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called the "corporation") is ROYAL ACCEPTANCE CORPORATION


         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 19,995,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the board of directors being hereby expressly vested with authority to adopt any such resolution or resolutions.

         FIFTH: The name and the mailing address of the incorporator are as follows:


              NAME                                 MAILING ADDRESS
              ----                                 ---------------
     John S. Hoenigmann                         375 Hudson Street, 11th Floor
                                                New York, New York 10014

         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:


         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss. 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of ss. 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss. 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, office, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on November 15, 1996.


                                                John S. Hoenigmann
                                                --------------------------------
                                                John S. Hoenigmann, Incorporator

                                State of Delaware

                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ROYAL ACCEPTANCE CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.












                                   [Illegible Signature]
                                   ----------------------------------
                                   Edward J Freel, Secretary of State
                  [Seal]
                                   AUTHENTICATION:              8907418
2683944 8100
981037374                                    DATE:            02 -06-98

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION


                          ROYAL ACCEPTANCE CORPORATION.



         Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned officers do hereby certify:

         FIRST: The name of the Corporation is corporation (the "Corporation"); Royal Acceptance (the "Corporation"):

         SECOND: The Board of Directors of the Corporation, by Unanimous Consent on December 24, 1997, adopted a resolution to amend Article Fourth of the Certificate of Incorporation to read as follows:

         Article Fourth. (a) The total number of shares of Common stock which the corporation shall have authority to issue is Twenty Five Million (25,000,000). The par value of each of such shares is one Mil ($.001);
         (b) The total number of shares of Preferred Stock which the corporation shall have authority to issue is One Million (1, 000, 000). The par value of each such shares is one Mil ($.001); (c) The 4,021,125 shares of Common Stock, $001 par value, presently outstanding shall be reduced to 201,057 shares of Common Stock, $.001 par value and such additional fraction of a share of Common Stock as may be necessary to increase a fractional share to a full share by effecting a one for twenty reverse stock split and such reduction in shares of common Stock outstanding shall take effect on any date selected by the Board of Directors occurring within nine months afterauthorization by the shareholders after the filing of a Certificate of Amendment of the Certificate of Incorporation with the state of Delaware;


         SECOND: On December 24, 1997, by shareholders action by written consent in lieu of a meeting, pursuant to Section 229 of the General corporation Law of the state of Delaware, a majority of the shares entitled to vote, voted to amend the Certificate of Incorporation to increase the number of shares of common Stock that the Corporation is authorized to issued from 19,995,000 shares, $.001 par value to 25,000,000 shares, $.001 par value; to increase the number of shares of Preferred Stock that the Corporation is authorized to issued from 5,000 shares, $.001 par value to $1,000,000 shares, $.001 par value; and to reduce the number of outstanding shares of common stock from 4,021,125 shares to 201,057 shares S.001 par value and such additional fraction of a share of Common Stock as may be necessary to increase a fractional Share to a full share by affecting a one for twenty reverse stock split. As a result of the foregoing, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

       "Article Fourth: (a) The total number of shares of Common Stock which the corporation shall have authority to issue is Twenty Five Million (25,000,000). The par value of each of such shares is One Mil ($.001);
       (b) The total number of shares of Preferred Stock which the corporation shall have authority to issue is One Million (1,000,000). The par value of each of such shares is One Mil ($.001); (c) The 4,021,125 shares of Common Stock, S.001 par value, presently outstanding shall be reduced to 201,057 shares of common Stock, $.001 par value and such additional fraction of a share 'of Common Stock as may be necessary to increase a fractional share to a full share by effecting a one for twenty reverse stock split and such reduction in shares of Common Stock outstanding shall take affect on any date selected by the Board of Directors occurring within nine months after authorization by the shareholders after the filing of a Certificate of Amendment of the Certificate of Incorporation with the state of Delaware."

         THIRD: This amendment was approved by shareholders action by written consent in lieu of a meeting, pursuant to Section 228 of the General Corporation Law of the state of Delaware by a majority, of the shares entitled to vote. A total of 2,340,715 shares of 4,021,125 shares took such action by written consent on December 24,1997.


Dated: New York, New York
       December 24, 1997

                                           Royal Acceptance Corporation


                                           By:__________________________________
                                                 Sean Campbell,
                                                 President/Secretary

                                State of Delaware

                        Office of the Secretary of State


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "ROYAL ACCEPTANCE CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JULY, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.















                                              [Illegible Signature]
                                              ----------------------------------
                                              Edward J Freel, Secretary of State
                    [Seal]
                                     AUTHENTICATION:              8303118
  2683944 8100
  981286051                                    DATE:            07 -24-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 0712311998
981286051 - 2683944



                      CERTIFICATE OF CHANGE OF LOCATION OF


                     REGISTERED OFFICE AND REGISTERED AGENT

                                       OF

                          ROYAL ACCEPTANCE CORPORATION



The undersigned corporation hereby certifies as follows:

FIRST: The name of the corporation is:

                          ROYAL ACCEPTANCE CORPORATION

SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

THIRD:  The name of the new registered agent is United Corporate Services, Inc.

FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

         IN WITNESS WHEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury this twenty-first day of July 1998.



                                             ROYAL ACCEPTANCE CORPORATION

                                             BY: /s/ Gerald Ponsiglione
                                                 ---------------------------
                                                 Gerald Ponsiglione

                                State of Delaware

                        Office of the Secretary of State

                        ---------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "ROYAL ACCEPTANCE CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.



                                   /s/ Edward J. Freel
                                   ----------------------------------
                                   Edward J. Freel, Secretary of State
                  [Seal]
                                   AUTHENTICATION:             0286218
2683944 8100
001100606                                    DATE:            02-29-00

                                  CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER


Royal Acceptance Corporation, a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of the corporation is Royal Acceptance Corporation.

         2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington, 19805, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

         3. The date of filing of the original Certificate of Incorporation was November 15, 1996.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th of February, A.D. 1999 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, A.D. 99, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Gerald Ronsiglione the last and acting President of Royal Acceptance Corporation, have hereunto set his hand to this certificate this 27th day of July, 1999.


                                              BY: /s/ Gerald Ronsiglione
                                                 -----------------------------
                                                   Gerald Ronsiglione
                                TITLE OF OFFICER:  President

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/28/1999
 991312171 - 2683944